                                                             EXHIBIT 99.23(h)(1)



                            ADMINISTRATION AGREEMENT


         This AGREEMENT is made as of this 1st day of December, 1999, by and between THE KENT FUNDS, a Massachusetts business trust (the "Company"), and OLD KENT SECURITIES CORPORATION (the "Administrator"), a Michigan corporation having its principal place of business at 111 Lyon Street NW, Grand Rapids, Michigan 49503.

         WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest ("Shares"); and

         WHEREAS, the Company desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such series of the Company that are currently in existence and which may hereafter be created (the "Portfolios") on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants herein set forth, the Company and the Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Administrator. The Company hereby appoints the Administrator to act as the administrator of the Portfolios and, subject to the supervision, direction and control of the Company's Board of Trustees, to furnish the Portfolios with the management and administrative services set forth in Article 2 below. The Administrator hereby accepts such appointment and agrees to perform said services for the compensation provided for in Article 4 below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized shall have no authority to act for or represent the Company in any way and shall not be deemed an agent of the Company.

         ARTICLE 2. Administrative Services. The Administrator shall perform or supervise the performance by others of the administrative services described herein in connection with the operations of the Portfolios, and, on behalf of the Company, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Trustees of the Company with such reports regarding the Portfolios' investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. The Administrator agrees to perform the services described herein in accordance with the service standards set forth in Schedule A attached hereto and made a part hereof.

         The Administrator shall provide the Company with regulatory reporting, all necessary office space, equipment, personnel, and facilities (including facilities for Shareholders' and Trustees meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Company's Board of Trustees, the Administrator shall make reports to the Trustees concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

         (a) calculate each Portfolio's contractual expenses and control all disbursements by the Company and the Portfolios, and as appropriate compute each Portfolio's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

         (b) prepare drafts of prospectuses, statements of additional information, registration statements and proxy materials with the advice of Company counsel and assist Company counsel with the filing of the same;

         (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with federal and state securities law) as may be necessary or desirable to register the Company's Shares with state securities authorities, monitor the sale of Company Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Company's Shares and all amendments thereto, as may be necessary or desirable to register, or otherwise quality, and keep effective the Company and the Company's Shares with state securities authorities to enable the Company to make a continuous offering of its Shares;

         (d) develop and prepare, with the assistance of the Company's investment adviser, communications to Shareholders, including annual and semi-annual reports to Shareholders, coordinate the mailing of prospectuses, statements of additional information, notices, proxy statements, proxies and other reports to Company Shareholders, and supervise and facilitate the proxy solicitation process for all Shareholder meetings, including the tabulation of Shareholder votes;

         (e) administer contracts on behalf of the Company with, among others, the Company's investment adviser, distributor, custodian, transfer agent and fund accountant;

         (f) supervise the Company's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

         (g) calculate performance data of the Portfolios for dissemination to information services covering the investment company industry;

         (h) coordinate and supervise the preparation and filing of the Company's tax returns and required tax filings;

         (i) examine and review the operations and performance of the various organizations providing services to the Company or any Portfolio, including, without limitation, the Company's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and at the request of the Company's Board of Trustees, report to the Board on the performance of such organizations;

         (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Company's semi-annual and annual reports to Shareholders;

         (k) assist with the design, development, and operation of the Portfolios, including new classes, investment objectives, policies and structure;

         (l) provide individuals reasonably acceptable to the Company's Board of Trustees to serve as officers of the Company, who will be responsible for the management of certain of the Company's affairs as determined by the Company's Board of Trustees;

         (m) advise the Company and its Board of Trustees on matters concerning the Company and its affairs;

         (n) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Company in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bonds and policies are approved by the Company's Board of Trustees;

         (o) monitor and advise the Company and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

         (p) perform all administrative services and functions of the Company and each Portfolio to the extent administrative services and functions are not provided to the Company or such Portfolio pursuant to the Company's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement, transfer agent agreement and fund accounting agreement;

         (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Company and the Administrator shall determine desirable;

         (r) prepare and file with the SEC the semi-annual report for the Company on Form N-SAR and, within 60 days after the close of each fiscal year of the Company, all required notices pursuant to Rule 24f-2;

         (s) provide reasonable assistance to the Company in connection with any examination by the SEC;

         (t) prepare and maintain a current compliance manual for the Company;

         (u) monitor on at least a monthly basis compliance by each Portfolio with (i) the investment restrictions and diversification requirements of the 1940 Act; and (ii) the investment restrictions and policies in the Portfolio's current prospectus and statement of additional information; and

         (v) prepare drafts of minutes for all meetings of the Company's Board of Trustees and each committee thereof with the advice of Company counsel and otherwise prepare and distribute all materials necessary or desirable for each such meeting.

         The Administrator shall perform such other services for the Company that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual and semi-annual reports of the Portfolios; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Company will pay the Administrator's out-of-pocket expenses.

         In performing its duties as Administrator under this Agreement, the Administrator will act in conformity with the Company's Declaration of Trust, By-Laws, prospectus and statements of additional information as in effect from time to time and will conform to and comply with the requirements of the 1940 Act and all applicable federal and state laws and regulations.

         ARTICLE 3. Allocation of Charges and Expenses.

         (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Trustees of the Company who are affiliated persons of the Administrator or any other organization affiliated with the Administrator; provided, however, that unless otherwise specifically provided the Administrator shall not be obligated to pay the compensation of any employee of the Company retained by the Trustees of the Company to perform services on behalf of the Company.

         (B) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or the investment adviser to the Company or any other organization affiliated with the Administrator or the investment adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

         ARTICLE 4. Compensation of the Administrator.

         (A) Administrative Fees. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator during the term of this Agreement compensation in accordance with, and in the manner set forth in, Schedule B attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The Company shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including the reasonable travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings.

         (B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         (C) Reimbursement Based Upon State Expense Limitations. If in any fiscal year the aggregate expenses of a particular Portfolio (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Administrator will reimburse such Portfolio for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Portfolio otherwise payable to the Administrator hereunder to the aggregate fees respecting such Portfolio otherwise payable to the Administrator hereunder and to Old Kent Bank under the Investment Advisory Agreement between Old Kent Bank and the Company. The expense reimbursement obligation of the Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Administrator shall reimburse a particular Portfolio for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         ARTICLE 5. Limitation of Liability of the Administrator. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include partners, directors, officers, employees and other agents of the

Administrator as well as the Administrator itself.) Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer, Trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Portfolio, or acting on any business of the Company or of any Portfolio (other than services or business in connection with the Administrator's duties hereunder) to be rendering such services to or acting solely for the Company or the Portfolio and not as an officer, director, partner, employee or agent or one under the control or direction of the Administrator even though paid by the Administrator.

         So long as the Administrator acts in good faith and with due diligence and without negligence, the Company assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Administrator's actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement for a period of five years.

         Except for actions, suits or claims brought or threatened against the Administrator by (i) the Company, or (ii) one or more Shareholders of the Company, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Company may be asked to indemnify or hold the Administrator harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company, but failure to do so in good faith shall not affect the Administrator's indemnification rights hereunder.

         The Company shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Company does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Company at any time for instructions and may consult counsel for the Company or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any reasonable action taken or omitted by it in good faith in accordance with such instructions or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting in good faith upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.

         ARTICLE 6. Activities of the Administrator. The services of the Administrator rendered to the Company are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. To the extent the Administrator renders services to another investment company which are similar to the services the Administrator is obligated to perform under this Agreement, the Administrator will take reasonable precautions to avoid any conflict of interest between its obligations to the Company and its obligations to any such other investment company. It is understood that directors, officers, employees and Shareholders of the Company are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Company, and that the Administrator may be or become interested in the Company as a Shareholder or otherwise.

         ARTICLE 7. Duration of this Agreement. The duration of this Agreement shall be as specified in Schedule C hereto.

         ARTICLE 8. Assignment. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         ARTICLE 9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

         ARTICLE 10. Certain Records. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Company shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Company and will be made available to or surrendered promptly to the Company on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Company and follow the Company's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Company has agreed to indemnify the Administrator against such liability.

         ARTICLE 11. Definitions of Certain Terms. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 12. Notices.

                  Any notice provided hereunder shall be sufficiently given when sent to the party required to be served with such notice, at the following address:

         Administrator:

                  Old Kent Securities Corporation
                  250 Monroe Avenue, Suite 400
                  Grand Rapids, Michigan 49503
                  Facsimile number (616) 771-0268

         The Trust:

                  The Kent Funds
                  3435 Stelzer Road
                  Columbus, Ohio 43219
                  Facsimile number (614) 470-8715

or at such other address or facsimile number as such party may from time to time specify in writing to the other party pursuant to this Section. All notices or other communications permitted or required hereunder shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth above or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth above or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         ARTICLE 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Michigan and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Michigan, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 14. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 15. Confidentiality. The Administrator agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Company, all records and other information relative to the Company and prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator or may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

         ARTICLE 16. Matters Relating to the Company as a Massachusetts
Business Trust. The names "The Kent Funds" and "Trustees of the Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with any Portfolio must look solely to the assets of the Company belonging to such Portfolio for the enforcement of any claims against the Company.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                 THE KENT FUNDS


                                 By: /s/ James F. Duca, II
                                     -------------------------------------
                                       Name:  James F. Duca, II
                                       Title:  President


                                 OLD KENT SECURITIES CORPORATION


                                 By: /s/ Mark S. Crouch
                                     -------------------------------------
                                       Name:  Mark Crouch
                                       Title:  President

                                   SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION

                                SERVICE STANDARDS


Pursuant to Article 2 of this Agreement, the Administrator has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule A. Such standards are contained on the pages attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

Each of the service standards will be monitored by a quality assurance team. In the event the Administrator fails to meet a service standard in any particular month, the Administrator agrees to take appropriate collective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which the Administrator's failure to meet a service standard was due to circumstances beyond its control.

In the event the Administrator fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to the Administrator hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to the Administrator hereunder shall be reduced by one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

In the event the Administrator fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition contained in the Duration and Termination provisions set forth in Schedule C.






                                     -A-1-

                 OLD KENT SECURITIES CORPORATION/THE KENT FUNDS
                               SERVICING STANDARDS

------------------------------------------------------------ ---------------------------------------------------------
ITEM                                                         STANDARD
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (PROCESSING):
------------------------------------------------------------ ---------------------------------------------------------
New Account Set-up
   Timeliness                                                100% processed same day
   Accuracy                                                  98%
------------------------------------------------------------ ---------------------------------------------------------
Financial Quality Rate
   Timeliness                                                100% processed same day
   Accuracy                                                  98%
------------------------------------------------------------ ---------------------------------------------------------
Maintenance Items
   Non-financial                                             5 business days
------------------------------------------------------------ ---------------------------------------------------------
Not in good order items                                      Call out next business day
------------------------------------------------------------ ---------------------------------------------------------
Research received by phone or mail                           100%  completed  within  5  business  days  from  day of
                                                             receipt
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (PHONES):
------------------------------------------------------------ ---------------------------------------------------------
Abandonment Rate                                             3% or less
------------------------------------------------------------ ---------------------------------------------------------
Average speed of answer                                      20 seconds or less
------------------------------------------------------------ ---------------------------------------------------------
Service level                                                85% of calls will be answered in 20 seconds or less
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (PRINT/MAIL):
------------------------------------------------------------ ---------------------------------------------------------
Quarterly Statements                                         Five business days
------------------------------------------------------------ ---------------------------------------------------------
Daily Confirms                                               T + 2
------------------------------------------------------------ ---------------------------------------------------------
Checks                                                       T + 1
------------------------------------------------------------ ---------------------------------------------------------
TRANSFER AGENCY (FULFILLMENT):                               Within 48 hours
------------------------------------------------------------ ---------------------------------------------------------
FUND ACCOUNTING/CUSTODY:
------------------------------------------------------------ ---------------------------------------------------------
NAV Calculation Accuracy                                     Accurate 98% of time
------------------------------------------------------------ ---------------------------------------------------------
Daily Bulletin                                               98% delivered by 6:30 p.m.
------------------------------------------------------------ ---------------------------------------------------------
Cash Availability                                            98% delivered by 9:30 a.m.
------------------------------------------------------------ ---------------------------------------------------------
Position Reconciliation                                      Detailed security position reconciliation weekly
------------------------------------------------------------ ---------------------------------------------------------
FUND ADMINISTRATION:
------------------------------------------------------------ ---------------------------------------------------------
Portfolio Compliance Reviews                                 Monthly
------------------------------------------------------------ ---------------------------------------------------------
Financial Reports                                            Printed  and mailed  within  sixty days fiscal year end,
                                                             or 60 days fiscal semi-annual
------------------------------------------------------------ ---------------------------------------------------------
Prospectus Updates                                           Prepared and printed  within five days of the  effective
                                                             date of the Registration Statement
------------------------------------------------------------ ---------------------------------------------------------
Review of accruals                                           Monthly
------------------------------------------------------------ ---------------------------------------------------------




                                     -A-2-

                                   SCHEDULE B
                         TO THE ADMINISTRATION AGREEMENT
                          DATED AS OF DECEMBER 1, 1999
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION


Portfolios:       This Agreement shall apply to all Portfolios of the Company, either now or hereafter created (collectively, the "Portfolios"). The current Portfolios of the Company are set forth below: The Kent International Growth Fund, The Kent
                  Small Company Growth Fund, The Kent Large Company Growth Fund,
                  The Kent Index Equity Fund, The Kent Growth and Income Fund,
                  The Kent Income Fund, The Kent Intermediate Bond Fund, The
                  Kent Short Term Bond Fund, The Kent Tax-Free Income Fund, The
                  Kent Intermediate Tax-Free Fund, The Kent Michigan Municipal
                  Bond Fund, The Kent Money Market Fund, The Kent Government
                  Money Market Fund, The Lyon Street Institutional Money Market
                  Fund and The Kent Michigan Municipal Money Market Fund.

Fees: Pursuant to Article 4, in consideration of services rendered and expenses assumed pursuant to this Agreement, the Company will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily at the annual rate of:

                           Eighteen and one-half one-hundredths of one percent (.185%) of the Company's average daily net assets up to $5 billion.

                           Sixteen and one-half one-hundredths of one percent (.165%) of the Company's average daily net assets in excess of $5 billion up to $7.5 billion.

                           Thirteen and one-half one-hundredths of one percent (.135%) of the Company's average daily net assets in excess of $7.5 billion.

                  The fee payable by the Company hereunder shall be allocated to each Portfolio based upon its pro rata share of the total fee payable hereunder. Such fee as is attributable to each Portfolio shall be a separate (and not joint or joint and several) obligation of each such Portfolio. The Administrator may agree, from time to time, to waive any fees payable under this Agreement. Such waiver shall be at Administrator's sole discretion. All Portfolios that are created after the effective date of this Agreement shall be subject to a per Portfolio annual minimum fee of $45,000.



                                    - B-1 -

                  Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  For purposes of determining the fees payable to the Administrator, the value of the net assets of a particular Portfolio shall be computed in the manner described in the Company's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Portfolio as from time to time is in effect for the computation of the value of such net assets in connection with the purchase and redemption of the shares of such Portfolio.




                                     -B-2 -

                                   SCHEDULE C
                         TO THE ADMINISTRATION AGREEMENT
                             BETWEEN THE KENT FUNDS
                                       AND
                         OLD KENT SECURITIES CORPORATION

                            DURATION AND TERMINATION


Pursuant to Article 7, the term of this Agreement shall commence on December 1, 1999 and shall remain in effect through December 31, 2001 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by provision of 60 days advance written notice of termination during any Rollover Period, (iii) by mutual agreement of the parties or (iv) for "cause," as defined below, upon the provision of 45 days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided within 60 days following the Initial Term or any Rollover Period in order to avoid automatic renewal. In the event such notice is provided in a timely manner, this Agreement shall terminate 180 days after such notice, if given following the Initial Term, or 60 days after such notice, if given following a Rollover Period.

For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) multiple negligent acts on the part of the party to be terminated which in the aggregate constitute a serious failure to perform satisfactorily that party's obligations hereunder; (c) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business;
(d) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (e) a service standard deficiency as defined in Schedule A.

Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the Company, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Company, in addition to the compensation described in Schedule B, the amount of all of the Administrator's reasonable cash disbursements for services in connection with the


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Administrator's activities in effecting such termination, including without limitation, the delivery to the Company and/or its designees of the Company's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, the Administrator shall remain obligated to provide the Company with reasonable access to any Company documents or records in its possession. If requested by the Company, the Administrator shall deliver such documents or records, or copies thereof, to the Company or its designee for a reasonable fee.

If the Company terminates this Agreement other than as provided in the first paragraph of this Schedule C, then the Company shall make a one-time cash payment, as liquidated damages, to the Administrator equal to the balance due the Administrator for the remainder of the then current term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Company on the date the Agreement is terminated will remain constant for the balance of the then current contract term.



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